Exhibit 99
FORM 3 JOINT FILER INFORMATION

Name of
“Reporting Persons”:	AVM Capital Partners LLC (“AVM”) Alliance Ventures III, L.P. (“AV III”) Alliance Ventures IV, L.P. (“AV IV”)

Address of
“Reporting Persons”:	12930 Saratoga Avenue, Suite D-8 Saratoga, CA 95020

Designated Filer:	AVM Capital Partners LLC

Issuer and Ticker Symbol:	Cavium Networks, Inc. (CAVM)

Date of Event:	May 1, 2007
Each of the following is a Joint Filer with AVM Capital Partners LLC and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 3:
AVM serves as general partner of AV III and AV IV. AVM has sole voting and investment control over the respective shares owned by AV III and AV IV. Randall Meals, Steven Schlossareck and Maury Domengeaux are managing directors of AVM, which is the general partner of AV III and AV IV. Randall Meals, Steven Schlossareck and Maury Domengeaux have shared voting and investment power over the shares held by AV III and AV IV. Randall Meals, Steven Schlossareck and Maury Domengeaux disclaim beneficial ownership of the shares, except to the extent of their pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owner of all of the equity securities covered by this statement.
Each of the Reporting Persons listed above has designated AVM as its designated filer of Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder. Each Reporting Person has appointed AVM Capital Partners LLC, as its attorney in fact for the purpose of making reports relating to transaction in Cavium Networks, Inc. Common Stock.

ALLIANCE VENTURES III, L.P.

By:	AVM Capital Partners, LLC
Its General Partner

By:	/s/ Steve Schlossareck

Steve Schlossareck, Managing Member

ALLIANCE VENTURES IV, L.P.

By:	AVM Capital Partners, LLC
Its General Partner

By:	/s/ Steve Schlossareck

Steve Schlossareck, Managing Member